Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-240146) pertaining to the Amended and Restated 2017 Equity

Incentive Plan, as amended, 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan of Inozyme Pharma, Inc.;

(2)
Registration Statement (Form S-8 No. 333-254685) pertaining to the 2020 Stock Incentive Plan and 2020

Employee Stock Purchase Plan of Inozyme Pharma, Inc.;

(3)
Registration Statement (Form S-8 No. 333-263586) pertaining to the 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan of Inozyme Pharma, Inc.;

(4)
Registration Statement (Form S-8 No. 333-270733) pertaining to the 2020 Stock Incentive Plan, 2020 Employee Stock Purchase Plan and 2023 Inducement Stock Incentive Plan of Inozyme Pharma, Inc.;

(5)
Registration Statement (Form S-3 No. 333-258702) of Inozyme Pharma, Inc.; and

(6)
Registration Statement (Form S-3 No. 333-275364) of Inozyme Pharma, Inc.;

of our report dated March 12, 2024, with respect to the consolidated financial statements of Inozyme Pharma, Inc. included in this Annual Report (Form 10-K) of Inozyme Pharma, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 12, 2024